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                                                                     EXHIBIT 3.6

                             AMENDED AND RESTATED
                        CONVERSION AND PAIRING AGREEMENT

     THIS AMENDED AND RESTATED CONVERSION AND PAIRING AGREEMENT (the "Amended Agreement") is dated as of June 7, 1999 by and between bamboo.com, Inc. ("Parent"), a Delaware corporation, and bamboo.com Canada, Inc. ("Subsidiary"), an Ontario corporation.

                                   Recitals:

     Parent and Subsidiary completed a related series of transactions effective January 1, 1999 consisting principally of: (i) the amalgamation of Jutvision Corporation, an Ontario corporation ("Jutvision Canada") with and into Subsidiary, pursuant to which each outstanding share of Jutvision Canada common stock, no par value ("Jutvision Canada Common Stock"), was converted into one Subsidiary Series B Convertible Preferred Share, no par value ("Subsidiary Series B Preferred Stock") (the "Amalgamation "); (ii) in connection therewith, the issuance by Parent of its Class B redeemable common stock, $.0001 par value ("Parent Class B Common Stock") to the holders of the outstanding shares of Jutvision Canada Common Stock, on a share-for-share basis (the "Sale"); and
(iii) the pairing of the outstanding shares of Subsidiary Series B Preferred Stock and the Parent Class B Common Stock so that they are transferable only in units (the "Units"), each Unit consisting of one share of Subsidiary Series B Preferred Stock and one share of Parent Class B Common Stock (the "Pairing").

     The Articles of Amalgamation of Subsidiary and Certificate of Incorporation of Parent each provide that, commencing on the effective date of the Amalgamation and the Sale, the shares of Subsidiary Series B Preferred Stock and the Parent Class B Common Stock are not transferable, and shall not be transferred, on the books of Subsidiary or Parent, as the case may be, except in combination with an equal number of shares of the other company.

     Subsidiary and Parent entered into a Conversion and Pairing Agreement dated as of January 1, 1999 (the "Agreement") for the purpose of further effectuating the Pairing, including the establishment of the terms and conditions which will govern the issuance and the transfer of shares of Subsidiary Series B Preferred Stock and Parent Class B Common Stock after the effective date of the Amalgamation and the Sale.

     Subsidiary and Parent also entered into the Agreement to provide for the obligation of Parent to issue Parent Common Stock to holders of Subsidiary Series B Preferred Stock upon the conversion of the Subsidiary Series B Preferred Stock into Parent Common Stock pursuant to the rights of the Subsidiary Series B Preferred Stock set forth in Articles of Amalgamation of Subsidiary.

     Effective April 23, 1999, Parent changed its name from Jutvision Corporation to bamboo.com, Inc. and Subsidiary changed its name from Jutvision Canada, Inc. to bamboo.com Canada, Inc.
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     Effective June 7, 1999, Subsidiary completed a reorganization (the
"Reorganization") which created a new class of shares of Subsidiary called Series C Convertible Preferred Shares ("Subsidiary Series C Preferred Stock") and converted each issued and outstanding share of Subsidiary Series B Preferred Stock into one (1) share of Subsidiary Series C Preferred Stock.

     The terms of the Reorganization also provided that the outstanding shares of Subsidiary C Preferred Stock be paired with the outstanding shares of Parent Class B Common Stock in the same manner as the outstanding shares of Subsidiary B Preferred Stock were paired with the outstanding shares of Parent Class B Common Stock.

     Section 6 of the Agreement provides for the amendment of the Agreement in accordance with the terms thereof.

     The Agreement is hereby amended and restated in its entirety as follows:


     COVENANTS

     1. Transfer of Shares. Commencing as of the date hereof (the "Effective Time of the Pairing") and continuing until such time as the Pairing shall have been terminated in the manner herein provided:

          (a) No shares of Subsidiary Series C Preferred Stock shall be transferable, and they shall not be transferred on the books of Subsidiary, unless (i) a simultaneous transfer is made by the same transferor to the same transferee, or (ii) such transferor has previously arranged with Parent for the transfer to the transferee, of the same number of shares of Parent Class B Common Stock, except that Parent may transfer shares of Subsidiary Series C Preferred Stock acquired by it from Subsidiary to a person to whom Parent simultaneously issues the same number of shares of Parent Class B Common Stock.

          (b) No shares of Parent Class B Common Stock shall be transferable, and they shall not be transferred on the books of Parent, unless (i) a simultaneous transfer is made by the same transferor to the same transferee, or (ii) such transferor has previously arranged with Subsidiary for the transfer to the transferee, of the same number of shares of Subsidiary Series C Preferred Stock, except that Subsidiary may transfer Parent Class B Common Stock acquired by it from Parent to a person to whom Subsidiary simultaneously issues the same number of shares of Subsidiary Series C Preferred Stock.

          (c) Each certificate evidencing ownership of shares of Subsidiary Series C Preferred Stock issued and not canceled prior to the Effective Time of the Pairing shall be deemed to evidence, in addition, the same number of Parent Class B Common Shares.
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          (d)  Any registered holder of a certificate evidencing ownership of shares of Subsidiary Series C Preferred Stock issued prior to the Effective Time of the Pairing may, upon request and presentation of said certificate to the Company or transfer agent for the Subsidiary Series C Preferred Stock, as applicable, obtain in substitution therefor a certificate or certificates registered in such holder's name evidencing the same number of shares of Subsidiary Series C Preferred Stock and a like number of shares of Parent Class B Common Stock.

     2. Issuance of Shares. (a) Commencing at the Effective Time of the Pairing and continuing until such time as the Pairing shall have been terminated in the manner herein provided:

               (i) Subsidiary shall not issue or agree to issue any shares of Subsidiary Series C Preferred Stock to any person except Parent unless effective provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of Parent Class B Common Stock and for the pairing of such shares of Subsidiary and Parent and unless Subsidiary and Parent have agreed on the manner and basis of allocating the consideration to be received upon such issuance between Subsidiary and Parent or, if allocation of such consideration between them is not practicable, on the payment by one company to the other of cash or other consideration in lieu thereof.

               (ii) Parent shall not issue or agree to issue any shares of Parent Class B Common Stock to any person except Subsidiary unless effective provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of Subsidiary Series C Preferred Stock and for the pairing of such shares of Parent and Subsidiary and unless Parent and Subsidiary have agreed on the manner and basis of allocating the consideration to be received upon such issuance between Parent and Subsidiary or, if allocation of such consideration between them is not practicable, on the payment by one company to the other of cash or other consideration in lieu thereof.

               (iii) Upon exercise of any stock option or warrant granted by Jutvision Canada prior to the Amalgamation and assumed by Subsidiary or granted by Subsidiary after the Amalgamation, Parent agrees upon request of management of Subsidiary, that it will simultaneously issue a number of shares of Parent Class B Common Stock to Subsidiary or to the exercising optionee equal to the number of Subsidiary Series C Preferred Shares issued by Subsidiary pursuant to such exercise, and Subsidiary agrees to pay Parent par value of each Parent Class B Common Share so issued at the date of exercise of such option, notwithstanding the provisions of subsection (i) of this Section 2.

          (b) Upon the conversion of the Subsidiary Series C Preferred Stock into Parent Common Stock pursuant to the rights of the Subsidiary Series C Preferred Stock
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     set forth in the Articles of Amendment of the Subsidiary, Parent shall issue Parent Common Stock to each holder of Subsidiary Series C Preferred Stock on a share for share basis, subject to the restrictions and mechanics set forth in the Articles of Amendment of Subsidiary and Certificate of Incorporation of Parent. Before any holder of Subsidiary Series C Preferred Stock shall be entitled to convert the same into Parent Common Stock, such holder shall surrender (or constructively surrender, as the case may be, if the certificate or certificates for such shares are being held for such holder by Subsidiary, or if Subsidiary has not yet issued and delivered such certificate or certificates to the holder) the certificate or certificates therefor, duly endorsed, together with an equal number of shares of Parent Class B Common Stock, at the office of the Subsidiary or of any transfer agent for the Subsidiary Series C Preferred Stock, and shall give written notice to the Subsidiary at such office and to Parent at its office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for Parent Common Stock to be issued. The Parent shall, as soon as practicable thereafter and upon receipt of payment from Subsidiary of the par value for the shares of Parent Common Stock, issue and deliver at such office to such holder of Subsidiary Series C Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Parent Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Subsidiary Series C Preferred Stock to be converted, and the person or persons entitled to receive the Parent Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Parent Common Stock on such date. Parent shall have no obligation to issue shares of Parent Common Stock to the holder of Subsidiary Series C Preferred Stock until such holder has surrendered its certificates representing the number of Subsidiary Series C Preferred Stock converted and an equal number of shares of Parent Class B Common Stock or such holder provides Subsidiary and Parent with lost certificate affidavit(s), in a form acceptable to both.

     3. Stock Certificates, Transfer Agents and Registrars. Commencing at the Effective Time of Pairing and continuing until such time as the Pairing shall have been terminated in the manner herein provided:

          (a) Each certificate which is issued evidencing shares of Subsidiary Series C Preferred Stock shall be printed with a certificate evidencing the same number of shares of Parent Class B Common Stock, and shall bear a conspicuous legend referring to the restrictions on the transfer of the shares evidenced thereby contained in the Articles of Amendment of Subsidiary, and shall be in a form which satisfies the requirements of the laws of Ontario, Canada and which has been approved by the board of directors of Subsidiary.
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          (b)  Each certificate which is issued evidencing shares of Parent
     Class B Common Stock shall be printed with a certificate evidencing the same number of shares of Subsidiary Series C Preferred Stock, and shall bear a conspicuous legend referring to the restrictions on the transfer of the shares evidenced thereby contained in the Certificate of Incorporation of Parent, and shall be in a form which satisfies the requirements of the laws of Delaware and which has been approved by the board of directors of Parent.

          (c) Subsidiary and Parent shall appoint the same transfer agents and registrars for the shares of Subsidiary Series C Preferred Stock and the Parent Class B Common Stock, respectively.

     4. Stock Dividends, Reclassifications, etc. Commencing at the Effective Time of the Pairing and continuing until such time as the Pairing shall have been terminated in the manner herein provided:

          (a) Subsidiary shall not declare or pay any stock dividend consisting in whole or in part of Subsidiary Series C Preferred Stock, issue any rights or warrants to purchase any shares of Subsidiary Series C Preferred Stock, or subdivide, combine or otherwise reclassify the shares of Subsidiary Series C Preferred Stock, unless Parent simultaneously takes the same or equivalent action with respect to the Parent Class B Common Stock, to the end that the outstanding shares of Subsidiary Series C Preferred Stock and Parent Class B Common Stock will at all times be effectively "paired", on a one-for-one basis as contemplated herein.

          (b) Parent shall not declare or pay any stock dividend consisting in whole or in part of Parent Class B Common Stock, issue any rights or warrants to purchase any Parent Class B Common Stock, or subdivide, combine or otherwise reclassify the Parent Class B Common Stock, unless Subsidiary simultaneously takes the same or equivalent action with respect to the Subsidiary Series C Preferred Stock, to the end that the outstanding Parent Class B Common Stock and the outstanding shares of Subsidiary Series C Preferred Stock will at all times be effectively "paired" on a one-for-one basis as contemplated herein.

     5. Termination. (a) This Agreement and the Pairing may be terminated by action of the Board of Directors of either Subsidiary or of Parent upon 30 days' written notice to the other party hereto that such termination has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Subsidiary Series C Preferred Stock represented and voting at a duly held meeting at which a quorum is present (if terminated by Subsidiary) or of the holders of two-thirds of the outstanding shares of Parent Class B Common Stock represented and voting at a duly held meeting at which a quorum is present (if terminated by Parent).

          (b) This Agreement and Pairing shall terminate upon the redemption of all shares of Parent Class B Common Stock.
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     6.   Amendment.  This Agreement may be amended by action of the Board of
Directors of both Subsidiary and Parent, provided that any such action has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Subsidiary Series C Preferred Stock, voting as a class, and the holders of two-thirds of the outstanding Parent Class B Common Stock, voting as a class represented and voting at a duly held meeting at which a quorum is present if such amendment shall permit a separation of the paired securities so as to allow the separate issuance and transfer thereof other than as provided herein.

     In Witness Whereof the parties hereto have set their hands and seals to this Agreement as of the date first written above.

                                    Bamboo.com, Inc.


                                    --------------------------------
                                    By:  Leonard B. McCurdy
                                    Its: Chairman


                                    Bamboo.com Canada, Inc.


                                    --------------------------------
                                    By:  Leonard B. McCurdy
                                    Its: Chairman